SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 May 18, 2001
--------------------------------------------------------------------------------



                      Avalon Correctional Services, Inc.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)


      Nevada                        0-20307                 13-3592263
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commissission File No.)       (IRS Employer
of incorporation)                                           Identification No.)


                              13401 Railway Drive
--------------------------------------------------------------------------------
                  (Address of principal executive offices)         (Zip Code)

                                 405-752-8802
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS

Avalon Correctional Services, Inc., is issuing a press release to announce the execution of an agreement with the Tulsa County Criminal Justice Authority to operate a public inebriate alternative program and to lease a facility for the operation of multiple programs at the Tulsa, Oklahoma facility.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)   The following is filed as an Exhibit to this report:

      Exhibit No.       Description of Exhibit

      99.1              Press Release


SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


AVALON CORRECTIONAL SERVICES, INC.



______________________________________
DONALD E. SMITH
Chairman of the Board and
Chief Executive Officer

Dated:   May 18, 2001

                                                                    Exhibit 99.1


Media Contact:
Tiffany Smith
13401 Railway Drive
Oklahoma City, Oklahoma 73114
Phone 405-752-8802, 1/800-919-9113
Fax 405-752-8852
Email: t_smith@avaloncorrections.net
Contact: Tiffany Smith, Vice President Corporate Communications

                         Avalon Continues Expansion -
                           360 New Beds in Oklahoma

Company awarded a contract to operate a Public Inebriant Alternative Program

OKLAHOMA CITY, Oklahoma, May 21, 2001 - Avalon Correctional Services, Inc. (NASDAQ: CITY), announced today that it has entered into an agreement to develop and operate a Public Inebriant Alternative Program in Tulsa, Oklahoma. Southern Corrections Systems, Inc., a wholly owned subsidiary of Avalon has also entered into an agreement to lease the vacant 360-bed Adult Detention Center in Tulsa, Oklahoma.

The Company will utilize the facility to operate multiple programs including the Public Inebriant Alternative program for the Tulsa County Criminal Justice Authority. Programs will also be provided for the Company's Private Pay Program and a new Intermediate Sanction Program. All three programs have been designed to provide effective programming and reduce the cost of incarceration for the Company's contract agencies. The Company projects the Public Inebriant Program will result in annual cost savings of approximately $1.2 million for Tulsa County.

The Company will name the new facility the Riverside Intermediate Sanction Unit ("Riverside ISU") and renovations are scheduled to begin immediately. Renovation costs are projected to be approximately $1 million. The Company's annualized revenues from the programs in the facility are projected to be $3 million.

"We're pleased to introduce our services to the Tulsa County Criminal Justice Authority," said Donald Smith, Avalon President and CEO. "Our success to date has been achieved by offering effective solutions to agencies seeking an alternative to the high cost of incarceration. We are pleased to be able to meet this need for Tulsa County, and look forward to a long, rewarding relationship."

Avalon Correctional Services, Inc. is a leading developer and manager of privatized community correctional facilities and correctional programming in the United States. Avalon currently has a total offender capacity of 2,060 beds in Oklahoma, Colorado and Texas, in addition to specialized programming for 1,000 offenders. For more information about Avalon contact our web site at www.avaloncorrections.com or call 1-800-919-9113.

This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements. A discussion of the important factors and assumptions regarding the statements and risks involved is contained in the Company's filing with the Securities and Exchange Commission.